SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012 (January 18, 2012)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of January 18, 2012, the board of directors of Knight Capital Group, Inc. (the “Company”) adopted amended and restated by-laws (the “Amended and Restated By-Laws”).

The Amended and Restated By-Laws amend and restate in their entirety the Company’s existing amended and restated by-laws and effect certain changes to those by-laws, including:

•

to provide that the secretary of the Company will call a special meeting of the Company’s stockholders at the request of the holders of not less than twenty-five percent of the Company’s issued and outstanding capital stock entitled to vote generally for the election of directors, subject to specified requirements as to the form of such request and certain other restrictions (Section 3 of Article II);

•

to supplement the form and notice requirements for stockholders who wish to bring business (including director nominations) before annual meetings of the Company’s stockholders (Section 8 of Article II and Section 2 of Article III), including by requiring additional information regarding the stockholders, the business proposed and any director nominees, and requiring director nominees to complete the Company’s director questionnaire and make certain representations to the Company relating to voting commitments, compensation, corporate governance compliance and other matters; and

•

to change the voting standard for the election of directors such that, in uncontested elections, a majority of the votes cast at any meeting for the election of directors at which quorum is present shall elect directors, disregarding abstentions (Section 1 of Article III).

The foregoing description of the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated By-Laws, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Knight Capital Group, Inc., dated as of January 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

KNIGHT CAPITAL GROUP, INC.

Date: January 24, 2012	By:	/s/ Andrew M. Greenstein
Andrew M. Greenstein
Managing Director, Deputy General
Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Knight Capital Group, Inc., dated as of January 18, 2012.